EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Fleet Boston Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-37231, 333-43625, 33-36707, 333-48043,
333-62905, 333-86829), Form S-8 (Nos. 33-19425, 33-25872, 33-65230, 33-48818,
33-56061, 33-62367, 33-58933, 33-64635, 33-59139, 333-16037, 333-44517,
333-68153, 333-83365), and Form S-4 (Nos. 33-58573, 33-58933, 333-82433) of
Fleet Boston Corporation of our report dated November 22, 1999 appearing in this Form 8-K.


                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 1999